Exhibit 99.1

  AMIS Holdings, Inc. Reports Third Quarter 2005 Financial Results;
                       Pro Forma EPS of $0.17;
                     Revenue up 3% Sequentially;
                        Gross Margin of 49.0%

    POCATELLO, Idaho--(BUSINESS WIRE)--Oct. 27, 2005--AMIS Holdings, Inc. (Nasdaq:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported its financial results for the third quarter ended October 1, 2005.

    Financial Results

    Third quarter 2005 revenue was $125.6 million, an increase of three percent sequentially but a decline of four percent compared to the third quarter of 2004. Excluding revenues associated with the recently acquired semiconductor business of Flextronics, third quarter revenue was $121.9 million, down slightly as compared to $122.5 million in second quarter 2005. Gross margin for third quarter 2005 was 49.0 percent, down 10 basis points sequentially, but an increase of 50 basis points year over year.
    Operating margin was 13.8 percent in third quarter 2005, which was down 200 basis points sequentially and down 590 basis points year over year. Excluding amortization of acquisition-related intangibles, an in-process research and development charge for the Flextronics acquisition, and restructuring charges, on a pro forma basis operating margin for third quarter 2005 was 16.6 percent, which was down 100 basis points sequentially, and down 330 basis points year over year.
    Net income for third quarter 2005 was $11.7 million, or $0.13 per diluted share, which compares to net income of $16.2 million or $0.19 per diluted share for the same period in 2004. Pro forma net income for third quarter 2005 was $14.8 million or $0.17 per diluted share, compared to pro forma net income of $16.3 million or $0.19 per diluted share in third quarter 2004.
    Revenue for the first nine months of 2005 was $364.0 million, a decrease of eight percent compared to the first nine months of 2004. Net income for the first nine months of 2005 was $12.0 million, or $0.14 per diluted share, compared to $45.0 million or $0.52 per diluted share in the first nine months of 2004. Pro forma net income for the first nine months of 2005 was $38.2 million, or $0.43 per diluted share, compared to pro forma net income of $45.4 million, or $0.53 per diluted share in the first nine months of 2004. Pro forma net income excludes amortization of acquisition-related intangibles, in-process research and development, and restructuring charges, net of tax effects. In addition, the first nine months of 2005 also excludes charges related to debt refinancing activities in the first quarter 2005.
    "Despite a challenging quarter, I am pleased that we were able to deliver solid bottom line results," stated Christine King, president and chief executive officer. "During the quarter we completed the acquisition of the semiconductor business of Flextronics, demonstrated our cash generation capabilities and moved closer to completing our test and sort consolidation. We are looking forward to solid revenue growth overall in the fourth quarter, including a full quarter of the Flextronics semiconductor business."
    Cash at the end of the third quarter was $73.8 million, a decrease of $2.0 million sequentially. Capital expenditures during third quarter 2005 were $6.3 million.

    Business Outlook

    "Despite a revenue shortfall, third quarter operating results exceeded my expectations," said David Henry, senior vice president and chief financial officer. "I am particularly pleased that we were able to fund the internal cash used for the Flextronics acquisition from operations in the quarter. Our guidance for the fourth quarter of 2005 is as follows:

    -- Revenue is expected to be up 12 to 15 percent sequentially, which includes a full quarter of Flextronics revenue,

    -- Gross margin is expected to be in the range of 47 to 48 percent,

    -- On a pro forma basis, operating margin is expected to be in the range of 16.5 to 17.5 percent,

    -- Interest expense is expected to be between $4.0 and $4.3 million,

    --  Effective tax rate is expected to be between 23 to 25 percent,

    -- Pro forma diluted earnings per share is expected to be in the range of $0.17 to $0.19,

    -- Full year capital expenditures are expected to remain at approximately seven percent of annual revenues,

    -- Depreciation and amortization is expected to be about $15.0 million."

    Conference Call and Webcast Information

    Christine King, president and CEO, along with Robert Tong, senior vice president of the medical and wireless product line, and David Henry, senior vice president and CFO, will host a conference call on October 27, 2005 at 5 p.m. ET, to discuss the Company's third quarter financial results and its updated business outlook. Details on how to connect to the conference call or the web simulcast are available under the investor relations section of the Company's web site at http://www.amis.com. A webcast replay will be available at that same location until close of business November 10, 2005.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the United States, Europe and the Asia Pacific region.

    Forward-Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the outlook for solid revenue growth overall in the fourth quarter; guidance on fourth quarter 2005 revenue, gross margin, pro forma operating margin, interest expense, effective tax rate, pro forma earnings per share, capital expenditures, and depreciation and amortization; and the anticipated timing of and planned agenda for the conference call. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuations in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry, risks associated with international operations, the Company's ability to successfully integrate the acquired Flextronics business and employees, product delays, loss of key personnel, and other risks and uncertainties identified in reports filed from time to time by the Company with the Securities and Exchange Commission, including its most recent Form 10-Q and Annual Report on Form 10-K. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.



                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Operations
                      (In millions - Unaudited)

                               Three Months Ended  Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                   1,       25,        1,       25,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Revenue                          $125.6    $131.2    $364.0    $394.0
Cost of revenue                    64.0      67.6     188.4     208.3
                               --------- --------- --------- ---------
Gross profit                       61.6      63.6     175.6     185.7

Operating expenses:
  Research & development           21.2      19.5      63.9      57.8
  Selling, general and
   administrative                  19.6      18.0      52.7      54.1
  Amortization of acquisition-
   related intangibles              2.5       0.2       4.9       0.5
  In-process research and
   development                      0.8        --       0.8        --
  Restructuring and impairment
   charges                          0.2        --       1.5        --
                               --------- --------- --------- ---------
                                   44.3      37.7     123.8     112.4
                               --------- --------- --------- ---------

Operating income                   17.3      25.9      51.8      73.3

Non-operating expenses, net         2.9       4.5      44.5      14.3
                               --------- --------- --------- ---------

Income before income taxes         14.4      21.4       7.3      59.0
Provision (benefit) for income
 taxes                              2.7       5.2      (4.7)     14.0
                               --------- --------- --------- ---------
Net income                        $11.7     $16.2     $12.0     $45.0
                               ========= ========= ========= =========

Earnings per share
  Basic                           $0.14     $0.20     $0.14     $0.55
  Diluted                         $0.13     $0.19     $0.14     $0.52

Weighted average shares
  Basic                            85.9      82.9      85.6      82.5
  Diluted                          88.1      86.4      88.0      86.4

Key Ratios & Information:
------------------------------

Gross margin                       49.0%     48.5%     48.2%     47.1%
Operating margin                   13.8%     19.7%     14.2%     18.6%


                         AMIS Holdings, Inc.
   Reconciliation of Operating Income to Pro Forma Operating Income
                      (In millions - Unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                   1,       25,        1,       25,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
Operating income                  $17.3     $25.9     $51.8     $73.3
Adjustments to reconcile
 operating income to pro forma
 operating income:
  Amortization of acquisition-
   related intangible assets        2.5       0.2       4.9       0.5
  In-process research and
   development                      0.8        --       0.8        --
  Restructuring and impairment
   charges                          0.2        --       1.5        --
                               --------- --------- --------- ---------
Pro forma operating income        $20.8     $26.1     $59.0     $73.8
                               ========= ========= ========= =========


                         AMIS Holdings, Inc.
         Reconciliation of Net Income to Pro Forma Net Income
                      (In millions - Unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                   1,       25,        1,       25,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
Net income                        $11.7     $16.2     $12.0     $45.0
Adjustments to reconcile net
 income to pro forma net
 income:
  Amortization of acquisition-
   related intangible assets        2.5       0.2       4.9       0.5
  In-process research and
   development                      0.8        --       0.8        --
  Restructuring and impairment
   charges                          0.2        --       1.5        --
  Costs associated with the
   tender of 10 3/4% notes           --        --      28.0        --
  Write-off of deferred
   financing and other costs         --        --       6.8        --
  Related tax effects              (0.4)     (0.1)    (15.8)     (0.1)
                               --------- --------- --------- ---------
Pro forma net income              $14.8     $16.3     $38.2     $45.4
                               ========= ========= ========= =========


                         AMIS Holdings, Inc.
      Pro forma Condensed Consolidated Statements of Operations
                      (In millions - Unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               October   September October   September
                                   1,       25,        1,       25,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Revenue                          $125.6    $131.2    $364.0    $394.0
Cost of revenue                    64.0      67.6     188.4     208.3
                               --------- --------- --------- ---------
Gross profit                       61.6      63.6     175.6     185.7

Operating expenses:
  Research & development           21.2      19.5      63.9      57.8
  Selling, general and
   administrative                  19.6      18.0      52.7      54.1
                               --------- --------- --------- ---------
                                   40.8      37.5     116.6     111.9
                               --------- --------- --------- ---------

Pro forma operating income         20.8      26.1      59.0      73.8

Non-operating expenses, net         2.9       4.5       9.8      14.3
                               --------- --------- --------- ---------

Income before income taxes         17.9      21.6      49.2      59.5
Provision for income taxes          3.1       5.3      11.0      14.1
                               --------- --------- --------- ---------
Pro forma net income              $14.8     $16.3     $38.2     $45.4
                               ========= ========= ========= =========

Pro forma earnings per share
  Basic                           $0.17     $0.20     $0.45     $0.55
  Diluted                         $0.17     $0.19     $0.43     $0.53

Weighted average shares
  Basic                            85.9      82.9      85.6      82.5
  Diluted                          88.1      86.4      88.0      86.4

Key Pro Forma Ratios
------------------------------

Pro forma gross margin             49.0%     48.5%     48.2%     47.1%
Pro forma operating margin         16.6%     19.9%     16.2%     18.7%

Pro forma condensed consolidated statements of operations are presented because we use them as an additional measure of our operating performance and we believe that these excluded charges enhance comparability between current and prior periods. Pro forma net income and pro forma earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operations data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.


                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                              October 1,  December 31,
                                                 2005        2004
                                              (unaudited)
                                              ----------- ------------
Assets
---------------------------------------------
Current assets:
  Cash and cash equivalents                        $73.8       $161.7
  Accounts receivable, net                          94.5         78.6
  Inventories                                       60.8         52.2
  Deferred tax assets                                7.7          6.5
  Prepaid expenses and other current assets         32.7         30.1
                                              ----------- ------------
Total current assets                               269.5        329.1

Property, plant and equipment, net                 192.6        199.2
Goodwill, net                                       72.3         16.9
Other intangibles, net                              95.3         35.1
Deferred tax assets                                 50.9         39.6
Other long-term assets                              29.3         23.3
                                              ----------- ------------

Total assets                                      $709.9       $643.2
                                              =========== ============

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                 $3.2         $1.3
  Accounts payable                                  35.2         37.6
  Accrued expenses                                  56.3         62.4
  Income taxes payable                               2.2          1.3
                                              ----------- ------------
Total current liabilities                           96.9        102.6

Long-term debt, less current portion               315.5        252.2
Other long-term liabilities                          9.0          2.4
                                              ----------- ------------
Total liabilities                                  421.4        357.2

Stockholder's equity:
Common stock                                         0.9          0.8
Additional paid-in capital                         534.1        530.6
Accumulated deficit                               (258.6)      (270.6)
Deferred stock-based compensation                   (0.2)        (0.4)
Accumulated other comprehensive income              12.3         25.6
                                              ----------- ------------
Total stockholders' equity                         288.5        286.0

Total liabilities and stockholders' equity        $709.9       $643.2
                                              =========== ============


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Millions)

                                                Nine Months Ended:
                                            --------------------------
                                            October 1,  September 25,
                                               2005         2004
                                            (unaudited)  (unaudited)
                                            ----------- --------------

Cash flows from operating activities
Net income                                       $12.0          $45.0
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                   36.9           32.2
  Write-off of deferred financing costs            6.7             --
  Amortization of deferred financing costs         0.6            0.9
  Stock-based compensation expense                 0.2            0.9
  In-process research and development              0.8             --
  Provision for (benefit from) deferred
   income taxes                                  (10.0)           4.9
  Loss on disposition of property, plant
   and equipment                                    --            0.1
  Changes in operating assets and
   liabilities:
    Accounts receivable                           (9.9)         (13.4)
    Inventories                                   (7.4)          (0.3)
    Prepaid expenses and other assets              4.7            1.1
    Accounts payable and other accrued
     expenses                                    (17.1)          (5.6)
                                            ----------- --------------
Net cash provided by operating activities         17.5           65.8
Cash flows from investing activities
Purchases of property, plant and equipment       (20.4)         (21.1)
Proceeds from sale of property, plant and
 equipment                                          --            0.1
Purchase of business                            (136.5)            --
Change in restricted cash                         (1.2)           1.0
Change in other assets                            (4.2)          (1.6)
                                            ----------- --------------
Net cash used in investing activities           (162.3)         (21.6)
Cash flows from financing activities
Payments on long-term debt                      (254.8)          (0.6)
Proceeds from bank borrowings                    320.0             --
Deferred financing costs                          (4.5)            --
Payment on derivative                             (0.1)            --
Proceeds from exercise of stock options            3.6            2.2
                                            ----------- --------------
Net cash provided by financing activities         64.2            1.6
Effect of exchange rate changes on cash and
 cash equivalents                                 (7.3)          (0.5)
                                            ----------- --------------
Net increase (decrease) in cash and cash
 equivalents                                     (87.9)          45.3
Cash and cash equivalents at beginning of
 period                                          161.7          119.1
                                            ----------- --------------
Cash and cash equivalents at end of period       $73.8         $164.4
                                            =========== ==============

    CONTACT: AMI Semiconductor, Pocatello
             Investor Relations Contact:
             Wade Olsen, 208-234-6045
             wade_olsen@amis.com
             or
             Media Relations Contact:
             Tamera Drake, 208-234-6890
             tamera_drake@amis.com